Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Worthington Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Form S-3 No. 333-195101) pertaining to the shelf registration of common shares, without par value, and debt securities of Worthington Industries, Inc.; (Forms S-8 Nos. 033-57981 and 333-168421) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan; (Forms S-3 Nos. 333-168418 and 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; (Form S-8 Nos. 333-42849 and 333-191668) pertaining to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan; (Form S-8 No. 333-52628) pertaining to the Worthington Industries, Inc. Amended and Restated 2000 Stock Option Plan for Non-Employee Directors; (Form S-8 No. 333-109619) pertaining to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan; (Form S-8 Nos. 333-137614 and 333-177237) pertaining to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors; (Form S-8 No. 333-126177) pertaining to the Dietrich Industries, Inc. Salaried Employees’ Profit Sharing Plan; (Form S-8 No. 333-126183) pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees; (Form S-8 No. 333-196733) pertaining to the TWB Company, L.L.C. Deferred Profit Sharing Plan, as Amended and Restated; and (Form S-8 No. 333-169769) pertaining to the Worthington Industries, Inc. 2010 Stock Option Plan, of our reports dated July 30, 2014, with respect to the consolidated balance sheets of Worthington Industries, Inc. and subsidiaries as of May 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended May 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 31, 2014, which reports appear in the Annual Report on Form 10-K for the fiscal year ended May 31, 2014 of Worthington Industries, Inc.

Our report dated July 30, 2014 on the effectiveness of internal control over financial reporting as of May 31, 2014, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of Worthington Industries, Inc.’s internal control over financial reporting, internal control over financial reporting of TWB Company, L.L.C., a business acquired by the Company during 2014. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over the financial reporting of TWB Company, L.L.C.

/s/ KPMG LLP

Columbus, Ohio

July 30, 2014